Reborn Coffee Roasters

Brookfield Properties

Galleria at Tyler

Long Term Kiosk License Agreement

Mall Name:	Galleria at Tyler			Approval Date:	02/04/2021
Agent:	Brad Kross	Date Prepared:	02/04/2021	Report Sales:	Yes
Deal Type:	New	JDE Lease ID:		Agreement Type:	Kiosk 365+ 40625 - SPKS
Amendment Type:		Deal ID:		Project Number:	S0697345
				Space #:	WKS520 - 300 s.f.

LICENSE AGREEMENT (Revised 01/2019)

This License Agreement ("License") provides the terms and conditions between Licensor and Licensee for conducting business at the Shopping Center indicated below. Nothing contained in this License shall be considered as in any way constituting a partnership between Licensor and Licensee. Licensee agrees that it does not and shall not claim at any time any leasehold interest, nor a license coupled with an interest, nor any other interest or estate of any kind or extent whatsoever in any part of the Shopping Center.

SHOPPING CENTER INFORMATION

Galleria at Tyler
1299 GALLERIA AT TYLER
RIVERSIDE, California, 92503

Phone: 951-351-3112
Fax: 951-351-3139

LICENSOR NAME AND NOTICE AND PAYMENT ADDRESS

TYLER MALL LIMITED PARTNERSHIP
1299 GALLERIA AT TYLER
RIVERSIDE, California, 92503

Phone: 951-351-3112
Fax: 951-351-3139

LICENSEE/LEGAL ENTITY AND NOTICE ADDRESS

Trade Name:	Reborn Coffee Roasters		
Primary Contact:	Jay Kim	Phone 2:	9092349949
Phone 1:		Fax:	
		Email:	jay@reborncoffee.com
Licensee Legal Entity:	Reborn Global Holdings Inc.	Phone:	714 7846369
FEIN/SSN:	472444165	Fax:	
Licensee Notice:	12921 Fern Avenue, Chino, California, 91710	Email:	jay@reborncoffee.com
Licensee Legal Entity 2:	Reborn Global Holdings Inc.	Phone:	714 7846369
FEIN/SSN:	472444165	Fax:	
Licensee Notice:		Email:	jay@reborncoffee.com

BILLING ADDRESS

Reborn Global Holdings Inc.
12921 Fern Avenue
Chino, California, 91710

The undersigned hereby grants Licensor permission to confirm that the Federal Employer Identification Number (FEIN) provided is (1) a valid FEIN assigned to the entity offering it; and 2) matches the address provided by the entity offering the FEIN.

GUARANTOR NAME AND NOTICE ADDRESS -- See Attached Guaranty

Individual Guarantor(s)

Guarantor:	Jay Kim	Phone:	
Contact:	580 N. Berry Street Brea, California, 92821	Fax:	
		Email	jay@reborncoffee.com
SSN:	***-**-5439		

Licensee shall cause the guaranty attached to be signed.

Reborn Coffee Roasters | **Brookfield Properties** | Galleria at Tyler

---

PAYMENT ADDRESS

Any fees for payments made by Licensee shall be made payable to above Licensor.
In consideration of the mutual promises and obligations contained in this License, the parties agree:

1. Licensor grants to Licensee a non-exclusive License, ~~which is non-transferable by Licensee, freely transferable by Licensor, and revocable at will and without cause by only Licensor~~, for the sole purpose of conducting the following business activities:

For the primary retail sale of cold brew coffee, various teas, espresso, hot chocolate and bottled drinks to include juice and water. Ancillary offering of baked goods, and deserts not to exceed 35% of gross sales.

("the Use") and for no other activity or purpose whatsoever in a location (the "Assigned Location") shown on Exhibit "A" attached to and made part of this License. No additional items or services may be added to this Use clause or sold by Licensee without the prior written approval of Licensor.

2. ~~Licensee shall be permitted to conduct the Use in the Assigned Location starting up on the earlier of (a) the date Licensee opens for business to the public or (b) 04/01/2021 (the "Commencement Date") and ending 03/31/2023 (the "Expiration Date"), unless this License is revoked earlier by Licensor. Licensor may revoke this License at will and without cause, effective upon personal delivery of thirty (30) days prior written notice of revocation to Licensee or Licensee's employees or agents at the Assigned Location or by US Mail sent Certified, return receipt requested, to Licensee's Notice Address above; or pursuant to the notice and cure periods set forth in Paragraph 13 with regard to any revocation for cause. The License shall absolutely end on the giving of such notice. Any changes by Licensee and/or Guarantor to either the notice address or contact information set forth above must be given to the Shopping Center Management Office within five (5) days of the actual change. In the event Licensor is not given notice as set forth above, Licensee agrees to pay to Licensor an additional license fee of $200 to defray Licensor's costs and expenses associated with not being notified of such change(s).~~

<u>Licensee shall be permitted to conduct the Use in the Assigned Location starting up on the earlier of (a) the date Licensee opens for business to the public or (b) [illegible] (the "Commencement Date") and ending [illegible] (the "Expiration Date"), unless this License is revoked earlier by Licensor. Licensor may revoke this License for the sole purpose of redeveloping the portion of the Shopping Center in which the Assigned Location is located; provided, however, that (i) Licensor similarly revokes such rights of or renders the licenses of all of the other licensees in such portion of the Assigned Location and causes them to cease business at such locations on or about or prior to Licensee's Revocation Date (as defined below), and (ii) Licensor shall reimburse to Licensee the unamortized, out-of-pocket, construction costs incurred by Licensee for alterations, additions or improvements to the Assigned Location or work or services related thereto, excluding the cost of Licensee's movable equipment, inventory and personal property and amounts payable to Licensee's employees. Notwithstanding the foregoing, Licensor shall not revoke this License as set forth herein unless and until it revokes a majority of all similarly sized, similarly situated occupants. Further, in the event that Licensor intends to permit kiosks to operate in such portion of the Shopping Center after the completion of the redevelopment, Licensor shall offer to Licensee the right to enter into a new license agreement with Licensor for such substitute space on the same terms and conditions of this Agreement, except that (a) the term under the new license agreement shall be the number of days comprising the remaining term of this License Agreement at the time of such revocation, and (b) the Relocation Conditions (as defined below) shall apply to such substitute space as if fully set forth in this Paragraph. Licensor shall notify Licensee of the above revocation of this License Agreement by delivery of one hundred twenty (120) days prior written notice of revocation to Licensee, with a copy to Guarantor, by personal delivery, overnight courier or US Mail sent Certified, return receipt requested, to Licensee's Notice Address and Guarantor's Notice Address above. Subject to Licensee's relocation rights, if applicable, set forth above, the License shall absolutely end on the last day of the one hundred twenty (120) day period after the giving of such notice ("License Revocation Date"), or on such earlier date during such period as Licensee shall elect in its sole and absolute discretion by written notice. Any changes by Licensee and/or Guarantor to either the notice address or contact information set forth above must be given to the Shopping Center Management Office within five (5) days of the actual change.</u>

<u>Licensor shall reimburse to Licensee the unamortized, out-of-pocket, construction costs incurred by Licensee for alterations, additions or improvements to the Assigned Location or work or services related thereto, excluding the cost of Licensee's movable equipment, inventory and personal property and amounts payable to Licensee's employees. Notwithstanding the foregoing, Licensor shall not revoke this License as set forth herein unless and until it revokes a majority of all similarly sized, similarly situated occupants. Further, in the event that Licensor intends to permit kiosks to operate in such portion of the Shopping Center after the completion of the redevelopment, Licensor shall offer to Licensee the right to enter into a new license agreement with Licensor for such substitute space on the same terms and conditions of this Agreement, except that (a) the term under the new license agreement shall be the number of days comprising the remaining term of this License Agreement at the time of such revocation, and (b) the Relocation Conditions (as defined below) shall apply to such substitute space as if fully set forth in this Paragraph. Licensor shall notify Licensee of the above revocation of this License Agreement by delivery of one hundred twenty (120) days prior written notice of revocation to Licensee, with a copy to Guarantor, by personal delivery, overnight courier or US Mail sent Certified, return receipt requested, to Licensee's Notice Address and Guarantor's Notice Address above. Subject to Licensee's relocation rights, if applicable, set forth above, the License shall absolutely end on the last day of the one hundred twenty (120) day period after the giving of such notice ("License Revocation Date"), or on such earlier date during such period as Licensee shall elect in its sole and absolute discretion by written notice. Any changes by Licensee and/or Guarantor to either the notice address or contact information set forth above must be given to the Shopping Center Management Office within five (5) days of the actual change.</u>

<u>Notwithstanding anything in this License Agreement to the contrary, Licensor may relocate the Assigned Location upon one hundred and twenty (120) days prior written notice to Licensee subject to the following (collectively, the "Relocation Requirements"): (i) the new location shall be on the same floor as the original Assigned Location and have a floor area not less than the floor area of the original Assigned Location and without an increase in the rental sum payable by Licensee; and (ii) Licensor shall at its expense perform all work, improvements and acts required to deliver the new location to Licensee in a condition comparable or superior to that of the original Assigned Location and shall pay the out-of-pocket, third party relocation expenses reasonably incurred by Licensee, including moving expenses, sign relocation and expenses in connection with change of telephone and other utilities. If Licensee does not approve the new location proposed by Licensor pursuant to clause (i) above, Licensee may by written notice terminate this License Agreement, in which event, Licensor shall reimburse Licensee's unamortized costs previously incurred by Licensee to install improvements and prepare the Assigned Location for the operation of Licensee's business, excluding the cost of Licensee's movable equipment, inventory and personal property.</u>

~~Notwithstanding anything in this License Agreement to the contrary, Licensor may relocate the Assigned Location upon one hundred and twenty (120) days prior written notice to Licensee (except in the case of emergency, when such relocation may occur without notice) for any reason, and upon two (2) days prior written notice in the event of construction or renovations at the Shopping Center.~~

12. Licensee shall not change the Trade Name unless the name is changed by all or significantly most of the retail stores owned by Licensee within the state

where the Shopping Center is located. Otherwise, Licensee must have Licensor's consent, which shall not be unreasonably withheld. Licensee represents that it has the right to use the Trade Name.

4.1 Licensee shall pay Licensor for this License, without notice or demand, at the payment address shown above, or such other location as Licensor may specify, by a company check, certified check, or money order or other manner as may be approved in advance, in writing, by Licensor. No personal or business checks, or cash, shall be allowed.

SPACE COMMENTS

Licensee is responsible for the setup and payment of utilities.

Licensee Fees

I. ~~$675,221.64~~ (Total License Fee)

	Due Date	Amount		Due Date	Amount		Due Date	Amount
Pymt 1:	~~04/01/21~~	~~$650.00~~	~~Pymt 2:~~	~~05/01/21~~	~~$2,650.00~~	Pymt 3:	06/01/21	$5,150.00
Pymt 4:	07/01/21	$5,150.00	Pymt 5:	08/01/21	$5,150.00	Pymt 6:	09/01/21	$5,150.00
Pymt 7:	10/01/21	$5,150.00	Pymt 8:	11/01/21	$5,150.00	Pymt 9:	12/01/21	$7,650.00
Pymt 10:	01/01/22	$7,650.00	Pymt 11:	02/01/22	$7,650.00	Pymt 12:	03/01/22	$7,650.00
Pymt 13:	04/01/22	$7,875.00	Pymt 14:	05/01/22	$7,875.00	Pymt 15:	06/01/22	$7,875.00
Pymt 16:	07/01/22	$7,875.00	Pymt 17:	08/01/22	$7,875.00	Pymt 18:	09/01/22	$7,875.00
Pymt 19:	10/01/22	$7,875.00	Pymt 20:	11/01/22	$7,875.00	Pymt 21:	12/01/22	$7,875.00
Pymt 22:	01/01/23	$7,875.00	Pymt 23:	02/01/23	$7,875.00	Pymt 24:	03/01/23	$7,875.00
Pymt 25:	04/01/23	$8,106.75	Pymt 26:	05/01/23	$8,106.75	Pymt 27:	06/01/23	$8,106.75
Pymt 28:	07/01/23	$8,106.75	Pymt 29:	08/01/23	$8,106.75	Pymt 30:	09/01/23	$8,106.75
Pymt 31:	10/01/23	$8,106.75	Pymt 32:	11/01/23	$8,106.75	Pymt 33:	12/01/23	$8,106.75
Pymt 34:	01/01/24	$8,106.75	Pymt 35:	02/01/24	$8,106.75	Pymt 36:	03/01/24	$8,106.75
Pymt 37:	04/01/24	$8,345.45	Pymt 38:	05/01/24	$8,345.45	Pymt 39:	06/01/24	$8,345.45
Pymt 40:	07/01/24	$8,345.45	Pymt 41:	08/01/24	$8,345.45	Pymt 42:	09/01/24	$8,345.45
Pymt 43:	10/01/24	$8,345.45	Pymt 44:	11/01/24	$8,345.45	Pymt 45:	12/01/24	$8,345.45
Pymt 46:	01/01/25	$8,345.45	Pymt 47:	02/01/25	$8,345.45	Pymt 48:	03/01/25	$8,345.45
Pymt 49:	04/01/25	$8,591.32	Pymt 50:	05/01/25	$8,591.32	Pymt 51:	06/01/25	$8,591.32
Pymt 52:	07/01/25	$8,591.32	Pymt 53:	08/01/25	$8,591.32	Pymt 54:	09/01/25	$8,591.32
Pymt 55:	10/01/25	$8,591.32	Pymt 56:	11/01/25	$8,591.32	Pymt 57:	12/01/25	$8,591.32
Pymt 58:	01/01/26	$8,591.32	Pymt 59:	02/01/26	$8,591.32	Pymt 60:	03/01/26	$8,591.32
Pymt 61:	04/01/26	$8,844.56	Pymt 62:	05/01/26	$8,844.56	Pymt 63:	06/01/26	$8,844.56
Pymt 64:	07/01/26	$8,844.56	Pymt 65:	08/01/26	$8,844.56	Pymt 66:	09/01/26	$8,844.56

Formatted: Strikethrough

Formatted: Strikethrough

Reborn Coffee Roasters

Brookfield Properties

Galleria at Tyler

Pymt 67:	10/01/26	$8,844.56	Pymt 68:	11/01/26	$8,844.56	Pymt 69:	12/01/26	$8,844.56
Pymt 70:	01/01/27	$8,844.56	Pymt 71:	02/01/27	$8,844.56	Pymt 72:	03/01/27	$8,844.56
Pymt 73:	04/01/27	$9,105.39	Pymt 74:	05/01/27	$9,105.39	Pymt 75:	06/01/27	$9,105.39
Pymt 76:	07/01/27	$9,105.39	Pymt 77:	08/01/27	$9,105.39	Pymt 78:	09/01/27	$9,105.39
Pymt 79:	10/01/27	$9,105.39	Pymt 80:	11/01/27	$9,105.39	Pymt 81:	12/01/27	$9,105.39
Pymt 82:	01/01/28	$9,105.39	Pymt 83:	02/01/28	$9,105.39	Pymt 84:	03/01/28	$9,105.39

Breakpoint / Percentage Rent

II. The breakpoint percentage of all gross sales and revenues in excess of the breakpoint dollar amount ("Percentage License Fee") is payable on the date outlined below. For the purpose of this License Agreement, "gross sales and revenues" means all sales prices of goods and merchandise sold, licensed or charged and the full charges for all services and all other receipts by Licensee within the Shopping Center.

-15% breakpoint on gross annualized sales over the annual amount shown below:
yr.1 - $500,000
yr.2 - $566,666
yr.3 - $633,333
yr.4 - $652,000
yr.5 - $671,569
yr.6 - $691,716
yr.7 - $712,467

Total Fees

III.~~$675,221.64~~ (Total Fee)

	Due Date	Amount		Due Date	Amount		Due Date	Amount
~~Pymt 1:~~	~~04/01/21~~	~~$650.00~~	~~Pymt 2:~~	~~05/01/21~~	~~$2,650.00~~	Pymt 3:	06/01/21	$5,150.00
Pymt 4:	07/01/21	$5,150.00	Pymt 5:	08/01/21	$5,150.00	Pymt 6:	09/01/21	$5,150.00
Pymt 7:	10/01/21	$5,150.00	Pymt 8:	11/01/21	$5,150.00	Pymt 9:	12/01/21	$7,650.00
Pymt 10:	01/01/22	$7,650.00	Pymt 11:	02/01/22	$7,650.00	Pymt 12:	03/01/22	$7,650.00
Pymt 13:	04/01/22	$7,875.00	Pymt 14:	05/01/22	$7,875.00	Pymt 15:	06/01/22	$7,875.00
Pymt 16:	07/01/22	$7,875.00	Pymt 17:	08/01/22	$7,875.00	Pymt 18:	09/01/22	$7,875.00
Pymt 19:	10/01/22	$7,875.00	Pymt 20:	11/01/22	$7,875.00	Pymt 21:	12/01/22	$7,875.00
Pymt 22:	01/01/23	$7,875.00	Pymt 23:	02/01/23	$7,875.00	Pymt 24:	03/01/23	$7,875.00
Pymt 25:	04/01/23	$8,106.75	Pymt 26:	05/01/23	$8,106.75	Pymt 27:	06/01/23	$8,106.75
Pymt 28:	07/01/23	$8,106.75	Pymt 29:	08/01/23	$8,106.75	Pymt 30:	09/01/23	$8,106.75
Pymt 31:	10/01/23	$8,106.75	Pymt 32:	11/01/23	$8,106.75	Pymt 33:	12/01/23	$8,105.75
Pymt 34:	01/01/24	$8,106.75	Pymt 35:	02/01/24	$8,106.75	Pymt 36:	03/01/24	$8,106.75
Pymt 37:	04/01/24	$8,345.45	Pymt 38:	05/01/24	$8,345.45	Pymt 39:	06/01/24	$8,345.45
Pymt 40:	07/01/24	$8,345.45	Pymt 41:	08/01/24	$8,345.45	Pymt 42:	09/01/24	$8,345.45
Pymt 43:	10/01/24	$8,345.45	Pymt 44:	11/01/24	$8,345.45	Pymt 45:	12/01/24	$8,345.45
Pymt 46:	01/01/25	$8,345.45	Pymt 47:	02/01/25	$8,345.45	Pymt 48:	03/01/25	$8,345.45
Pymt 49:	04/01/25	$8,591.32	Pymt 50:	05/01/25	$8,591.32	Pymt 51:	06/01/25	$8,591.32
Pymt 52:	07/01/25	$8,591.32	Pymt 53:	08/01/25	$8,591.32	Pymt 54:	09/01/25	$8,591.32
Pymt 55:	10/01/25	$8,591.32	Pymt 56:	11/01/25	$8,591.32	Pymt 57:	12/01/25	$8,591.32
Pymt 58:	01/01/26	$8,591.32	Pymt 59:	02/01/26	$8,591.32	Pymt 60:	03/01/26	$8,591.32
Pymt 61:	04/01/26	$8,844.56	Pymt 62:	05/01/26	$8,844.56	Pymt 63:	06/01/26	$8,844.56
Pymt 64:	07/01/26	$8,844.56	Pymt 65:	08/01/26	$8,844.56	Pymt 66:	09/01/26	$8,844.56
Pymt 67:	10/01/26	$8,844.56	Pymt 68:	11/01/26	$8,844.56	Pymt 69:	12/01/26	$8,844.56
Pymt 70:	01/01/27	$8,844.56	Pymt 71:	02/01/27	$8,844.56	Pymt 72:	03/01/27	$8,844.56
Pymt 73:	04/01/27	$9,105.39	Pymt 74:	05/01/27	$9,105.39	Pymt 75:	06/01/27	$9,105.39
Pymt 76:	07/01/27	$9,105.39	Pymt 77:	08/01/27	$9,105.39	Pymt 78:	09/01/27	$9,105.39
Pymt 79:	10/01/27	$9,105.39	Pymt 80:	11/01/27	$9,105.39	Pymt 81:	12/01/27	$9,105.39
Pymt 82:	01/01/28	$9,105.39	Pymt 83:	02/01/28	$9,105.39	Pymt 84:	03/01/28	$9,105.39

Payment Comments

-15% breakpoint on gross annualized sales over the annual amount shown below: yr.1 - $500,000 yr.2 - $566,666 yr.3 - $633,333 yr.4 - $652,000 yr.5 - $671,569 yr.6 - $691,716 yr.7 - $712,467 -$150/mo water charges

The following fees have been added to the payment schedule:

The following fees have been added as monthly payments:

Utilities of $150 per month.

(The License Fee and Sales Tax are collectively referred to herein as "Fees"). Licensee shall follow the visual merchandising directives given to it by Licensor and change the visual merchandising from time to time upon and in accordance with Licensor's request.

54. Concurrent with Licensee's execution of this License, Licensee shall deliver Pre-Paid Rent of $105,000.00 to Licensor's Managing Agent or to the location specified on page 1. In the event Licensee enters into a renewal License, Licensee agrees that Licensor may retain this Pre-Paid Rent for use with the new License. Licensee agrees that any balance of Pre-Paid Rent held by Licensor shall be applied to Licensee's last payment(s) of License Fees under this License and is not refundable for any reason.

65. If Licensee shall fail to make any payment to Licensor within fifteen (15) days after written notice that same is past when-due, Licensee shall pay Licensor a late charge of $100.00 per day, as liquidated damages, in addition to and not in lieu of Licensor's other remedies, for as long as the failure continues. In addition, Licensee shall pay Licensor interest on any overdue amount equal to 4 percentage points above the Prime Rate (as defined below), not to exceed the maximum interest rate allowed by law in the state the Shopping Center is located, from the date the amount is due until it is paid. The Prime Rate shall mean the prime rate as published in the Wall Street Journal or any successor publication.

76. Licensee shall deliver to Licensor monthly no later than the fifteenth (15th) day of the following month, and at the end of the term, a monthly written statement of all gross sales and revenues with sales verification, signed by Licensee. Licensee shall deliver the monthly report to Licensor by 12:00 p.m. on the fifteenth (15th) day of the succeeding month following the start of business and on the fifth (5th) day of each succeeding month thereafter. If the term of this License is less than one month, Licensee shall deliver to Licensor a written statement of all gross sales and revenues with sales verification signed by Licensee on the last day on which Licensee conducts the Business in the Assigned Location. If Licensee does not deliver the report on time, Licensee shall pay Licensor immediately upon request $50.00 as liquidated damages, in addition to and not in lieu of Licensor's other remedies.

87. Licensee shall prepare in accordance with generally accepted accounting practice and keep at Licensee's Notice Address or area office accurate books of account and records of its gross sales and revenues. Licensee's books and records shall be subject to examination and audit under this Agreement, at will and with twenty (20) days prior written notice, by Licensor. If there is a deficiency in the Percentage License Fee payable to Licensor, Licensee shall immediately pay Licensor the additional Percentage License Fee owed Licensor(or, if applicable, Licensor shall credit any overpayment against amounts next becoming due, or, if the term of this License Agreement has ended, refund such overpayment to Licensee) and also pay the cost of the examination or audit.

98. Licensor shall not be liable to Licensee for damages or otherwise for any delay or cessation in the start of the Business. Licensee acknowledges that no exclusive rights or use has been granted or given to it by Licensor or Licensor's agent or employee.

109. Unless dictated otherwise by state law, Licensee shall carry workers compensation insurance in the statutory amount, and employer's liability insurance in the amount of $1,000,000 per accident and $1,000,000 per disease for each employee, with a $1,000,000 policy limit for disease. Licensee shall also carry commercial general liability insurance, or a combination of commercial general liability insurance and umbrella liability insurance, which shall not exclude contractual liability coverage, and shall have minimum limits of $1,000,000 per occurrence and $3,000,000 in the aggregate for bodily injuries to or death of any number of persons as a result of any occurrence, and $1,000,000 per occurrence and $3,000,000 in the aggregate for property damage. To the extent that Licensee engages in the offering of any professional service, Licensee must carry professional liability coverage with a minimum limit of $500,000 per occurrence and $500,000 in the aggregate. Licensee shall also carry cyber liability coverage in the amount of $50,000, covering liabilities for breaches of security; violation or infringement of any privacy right, breach of federal, state or foreign security and/or privacy laws or regulations and data theft, damage, destruction, or corruption, including unauthorized access, identity theft, theft of personally identifiable information, transmission of a computer virus or other type of malicious code. Licensee's workers compensation insurance, commercial general liability insurance, and umbrella liability insurance shall contain waivers of any and all rights of subrogation against Licensor, Brookfield Property REIT Inc., Brookfield Properties Retail Inc., BPR REIT Services LLC, and such other entities provided by Licensor. Licensee's commercial general liability insurance and umbrella liability insurance shall name Licensor, Brookfield Property REIT Inc., Brookfield Properties Retail Inc., BPR REIT Services LLC, and such other entities provided by Licensor as additional insureds; and shall state that this additional insured coverage is primary, and not additional to or contributing with, any other insurance carried by, or for the benefit of Licensor, Brookfield Property REIT Inc., Brookfield Properties Retail Inc., BPR REIT Services LLC and such other entities provided by Licensor. Licensee shall deposit certificates of insurance evidencing the required insurance coverages with Licensor prior to the earlier of the commencement of any service under this agreement being provided by Licensee anywhere in or around the Shopping Center, or the Commencement Date. All such insurance carriers providing the required insurance coverages shall be rated A-VII or better by Best's, and shall be authorized to do business in the state in which the Shopping Center is located.

1110. Starting on the date Licensee first commences the Business under this License and except as otherwise provided in Section 12, Licensee shall indemnify and hold Licensor, its managers, employees, agents, contractors, parents, subsidiaries and affiliates harmless from and against any and all claims, actions, liens, demands, expenses and judgments for loss, damage or injury to property or persons resulting or occurring by reason of the Licensee's construction

activities under this License, or in any way connected with, the operation of the Business, or otherwise arising from this License or Licensee's activities here under.

including all costs, expenses and attorney's fees. License shall also indemnify Licensor for all costs, expenses and attorney's fees incurred by Licensor to enforce this indemnity.

11.Licensor shall not be responsible or liable for, and Licensee hereby expressly waives, any and all claims against Licensor for injury to persons or damage to Licensee's property, regardless of the cause, unless caused by Licensor's breach of this License Agreement or the gross negligence or willful misconduct of Licensor, its agents, contractors or employees Licensee's property located anywhere in the Shopping Center shall be there at Licensee's sole risk. Except in the event of the gross negligence or willful misconduct of Licensor, its agents, contractors or employees or Licensor's breach of this Agreement Licensor, its agents, independent contractors and employees shall not be liable for, and Licensee waives, all claims for loss or damage to Licensee's Business or damage to persons or property sustained by Licensee or any person claiming by, through or under Licensee resulting from any accident or occurrence anywhere in, on or about the Shopping Center, including, without limitation, claims for loss, theft or damage resulting from: (i) equipment or appurtenances becoming out of repair; (ii) injury done or occasioned by wind or weather; (iii) any defect in or failure to operate, for whatever reason, any sprinkler, heating or air-conditioning equipment, electric wiring or the installation thereof, gas, water or steam pipes, stairs, porches, railings or walks; (iv) broken glass; (v) the backing up of any sewer pipe or downspout; (vi) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or other pipe; (vii) the escape of steam or water; (viii) water, snow or ice being upon or coming through the roof, skylight, trapdoor, stairs, doorways, windows, walks or any other place upon or near the Shopping Center; (ix) the falling of any fixture, plaster, tile, stucco or other material; (x) any act, omission or negligence of other licensees or any other persons or occupants of the Shopping Center or of adjoining or contiguous buildings or owners of adjacent or contiguous property or the public, or the construction of any private, public or quasi-public work; or (xi) any other cause of any nature. To the maximum extent permitted by law, Licensee agrees to operate its Business within the Shopping Center and use any area, part or portion of the Shopping Center to the extent permitted by this License, at Licensee's own risk.

~~12. Licensor shall not be responsible or liable for, and Licensee hereby expressly waives, any and all claims against Licensor for injury to persons or damage to Licensee's property, regardless of the cause. Licensee's property located anywhere in the Shopping Center shall be there at Licensee's sole risk. Licensor, its agents, independent contractors and employees shall not be liable for, and Licensee waives, all claims for loss or damage to Licensee's Business or damage to persons or property sustained by Licensee or any person claiming by, through or under Licensee resulting from any accident or occurrence anywhere in, on or about the Shopping Center, including, without limitation, claims for loss, theft or damage resulting from: (i) equipment or appurtenances becoming out of repair; (ii) injury done or occasioned by wind or weather; (iii) any defect in or failure to operate, for whatever reason, any sprinkler, heating or air-conditioning equipment, electric wiring or the installation thereof, gas, water or steam pipes, stairs, porches, railings or walks; (iv) broken glass; (v) the backing up of any sewer pipe or downspout; (vi) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or other pipe; (vii) the escape of steam or water; (viii) water, snow or ice being upon or coming through the roof, skylight, trapdoor, stairs, doorways, windows, walks or any other place upon or near the Shopping Center; (ix) the falling of any fixture, plaster, tile, stucco or other material; (x) any act, omission or negligence of other licensees or any other persons or occupants of the Shopping Center or of adjoining or contiguous buildings, or owners of adjacent or contiguous property or the public, or the construction of any private, public or quasi-public work; or (xi) any other cause of any nature. To the maximum extent permitted by law, Licensee agrees to operate its Business within the Shopping Center and use any area, part or portion of the Shopping Center to the extent permitted by this License, at Licensee's own risk.~~

~~13~~12. If Licensee (a) fails to perform any of the terms, conditions or covenants of this License after written notice from Licensor to Licensee and Licensee's failure to cure same within fifteen (15) days thereafter [or such additional time as may be reasonably required if such cure cannot reasonably be completed in such period, provided that Licensee commences such cure within such 15-day period and diligently prosecutes same to completion after five (5) days prior written notice in the event of monetary failure, and ten (10) days after prior written notice in the event of non-monetary failure; (b) becomes bankrupt or insolvent or files any debtor proceedings, or takes or has taken in any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Licensee's property, or makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement; (c) ceases or fails to operate its Business in the Assigned Location either temporarily or permanently after five (5) days prior written notice, or (d) fails to perform any of the terms, conditions or covenants of any other agreement in this or any other shopping center owned (in whole or part) or managed by Licensor or any partner of Licensor, including any parent, subsidiary, affiliate or successor in interest thereof after five (5) days prior written notice; Licensor, besides having the right to immediately revoke this License without serving additional notice to Licensee, shall, subject to applicable state law, have the immediate right to remove Licensee and any persons claiming rights under Licensee and their property from the Shopping Center, lock and bar Licensee and all persons claiming rights under Licensee from doing Business in the Shopping Center, and all other remedies available to Licensor at law and in equity, including but not limited to the recovery of all fees and other sums payable to Licensor under this License. In addition, any default with respect to the License shall be deemed to be a default under any and all such other leases, licenses, tenancies, concessions or any other agreements or arrangements and shall give to Licensor, and Licensor Related Parties, as the case may be, all rights and remedies for default as provided under such other leases, licenses, tenancies, concessions or any other agreements or arrangements. All rights and remedies of Licensor herein or at law are cumulative. Licensee expressly waives any right or defense it may have to claim a merger, and neither the commencement of an action or proceeding nor the settlement of, or entering of judgment for any action or proceeding shall bar Licensor from bringing subsequent actions or proceedings, based upon other or subsequently accruing claims, or based upon claims or events which have previously accrued and not been resolved in any prior action, proceeding or settlement. The parties waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other, regardless of whether such action, proceeding or counterclaim is related to a default under this License Agreement.

~~14~~13. Licensee shall not sell, assign, mortgage, pledge, sublicense, grant concessions or transfer this License or any interest therein, without Licensor's prior written approval, which may be withheld at Licensor's sole and absolute discretion.

~~15~~14. Licensor shall have no personal liability with respect to this License. If a breach by Licensor occurs, Licensee shall look solely to the equity of Licensor in the Shopping Center for the satisfaction of Licensee's remedies.

~~16~~15. Licensor is or may be a party to certain documents, as amended from time to time, with a mortgagee or beneficiary of Licensor, department stores, mall tenants and others. This License is subject and subordinate to all the provisions in those documents, as they may be amended from time to time.

~~17~~16. This License contains all the covenants, promises, agreements, conditions and understandings between Licensor and Licensee. There are no other agreements, either oral or written, between them other than those set forth in this License.

1817. If either Licensor or Licensee shall institute any action or proceeding against the other relating to the provisions of this License, then the unsuccessful party in the action or proceeding shall reimburse the successful party for all reasonable expenses and attorneys' fees and disbursements incurred by the successful party.

1918. This License shall be governed by, construed, and enforced in accordance with the laws of the state in which the Shopping Center is located. Licensee shall comply with all laws, ordinances, codes, orders and regulations affecting the construction (if any), use, occupancy, alteration, cleanliness, safety and operation of the Assigned Location, which are in force now or later.

2019. Licensee's rights under this License shall be at all times subject to the rights of the Licensor in and to the Shopping Center.

2120. Licensee takes the Assigned Location in "as-is" condition, pursuant to Section 27 below. All costs and expenses (including permits or licenses) attributable to any construction by Licensee shall be borne by Licensee. Licensee shall not commence any construction in the Shopping Center prior to the execution of this License or without first obtaining Licensor's approval of the location and design, such approval not to be unreasonably withheld, delayed or conditioned. Design criteria for construction under this License are:

a. If the Assigned Location is a kiosk, the kiosk structure shall be limited to counter units with no overhead obstructions that inhibit the visibility of any mall tenant or business activity in the Shopping Center. Counter units shall not exceed 5'-0" in height.

b. If the Assigned Location is a kiosk, the kiosk structure, if located in an open floor area, shall not be anchored into the floor or other part of the

Shopping Center structure. Common area width of 10'-0" minimum shall be maintained on all sides of the kiosk, subject to traffic flow.

c. If the Assigned Location is a kiosk, water service, special HVAC Systems and Fire Sprinkler Protection are not available. HVAC and fire protection systems shall be that which is provided to common areas in the Shopping Center.

d. Design criteria for signing, construction, finish materials, special equipment and, if the Assigned Location is a kiosk, kiosk size shall be evaluated specifically for each Licensee. Licensee shall submit plans and specifications for Licensor's review and approval prior to commencement of construction, such approval not to be unreasonably withheld, delayed or conditioned. Pictures of existing units should be provided.

e. Licensee shall prepare its plans and perform all work to comply with governing statutes, ordinances, regulations, codes and insurance rating boards and apply for and obtain all necessary permits. Licensor's approval of Licensee's plans shall not relieve Licensee of its obligation to complete all work in accordance with the License, nor does Licensor's approval relieve Licensee from complying with laws, rules, regulations and requirements of local governing authorities, nor can Licensor's approval be relied upon by Licensee as verification of the sufficiency of the plans and specifications for any purpose or for compliance with any legal requirement. Certificates of occupancy and waivers of lien from Licensee's contractors, subcontractors and material men shall be filed with Licensor upon completion of work.

f. If the Assigned Location is a kiosk, setup and teardown of Kiosks must take place when the Shopping Center is not open for business, unless Licensor has agreed with Licensee otherwise in writing.

g. All alterations, additions and improvements to the Assigned Location shall become upon completion the property of Licensor.

h. If the Assigned Location is a Licensor owned Kiosk, Licensee fully acknowledges Kiosk and associated visual merchandising fixtures provided by Licensor are owned by Licensor and are provided to Licensee on loan and were in good working condition when received by Licensee. Licensee fully acknowledges responsibility for any damages that may occur to the Kiosk and the visual merchandising fixtures. Further, Licensee is responsible for any and all costs associated with missing fixtures and/or damages to the Kiosk and visual merchandising fixtures. Any costs incurred by Licensor to repair the Kiosk or the visual merchandising fixtures after Licensee returns them to Licensor will be billed to Licensee or deducted from Licensee's Pre-Paid Rent and Licensee shall replenish the amount Licensor deducts from the Pre-Paid Rent with ten (10) days of notice of such deduction.

2221. If there are any licenses, authorizations or permits required by any governmental agency or authority for the activity permitted under this License, Licensee shall be responsible for obtaining them. Licensee shall not conduct any unlawful activities in or upon any part of the Shopping Center or any part thereof. The consumption or sale of alcoholic beverages in, at or from the Assigned Location shall not be permitted. The sale or marketing of any unlawful goods or services is also prohibited, including the sale or marketing of counterfeit goods or goods or services that otherwise infringe or confuse another party's trademarks, trade dress or other intellectual property rights.

2422. Licensor may cause the necessary mains, conduits and other facilities to be provided to make available [as applicable, water, sewer and electricity] to the Assigned Location. ~~For in-line locations only, Licensor has likewise caused or shall cause to be made available a heating and air conditioning system.~~ Licensee agrees to use and pay for the use of such system in the manner prescribed by Licensor. Licensee agrees to use and pay for all utilities used in the Assigned Location from and after the Commencement Date. If a separate meter is provided for utilities, it shall be at Licensee's expense. Licensor shall not be liable to Licensee in damages or otherwise, if the utilities or heating and air conditioning services are interrupted or terminated for any cause. If Licensor does not or elects to discontinue furnishing any utilities or services, as the case may be, to the Assigned Location for any reason, Licensee shall obtain its own utilities or services, as the case may be, to the Assigned Location. If Licensee shall require natural gas for its normal operation, the natural gas utility service shall be available from the local gas company through the mains located in designated areas. All gas work beyond those points shall be arranged for by Licensee with the gas company, and such work shall be approved by Licensor and performed by Licensee at its expense. The parties understand that local gas supplies may be limited, and availability of sufficient gas to service the Assigned Location shall be Licensee's sole responsibility. In all other respects, Licensee takes the Assigned Location in "as-is" condition pursuant to Section 27 herein.

2423. Licensee shall observe all Operating Rules which Licensor may promulgate from time to time, including but not limited to the following:
Licensee shall conduct the Business in a careful, safe and proper manner and shall keep the Assigned Location and the area around the Assigned Location in a clean and safe condition in accordance with this License, local ordinances and the directions of the Manager of the Shopping Center and public safety officers. All signage located in, upon, and about the Assigned Location must be approved by Licensor prior to installation or placement. All signs, placards, banners, pennants and other advertising matter shall be prepared in a professional manner. Licensee shall display a sign depicting its approved Trade Name. Licensor's approval shall not be required for Licensee's professionally prepared, national, regional or area-wide merchandising signage so long as the amount of signage and the placement of signage is not, in Licensor's reasonable opinion, excess in quantity or inappropriate in placement. Licensor's approval will be required for storefront and/or Trade Name signage. Licensee shall not display merchandise on or outside the boundaries of the Assigned Location. If the Assigned Location is a kiosk, cart or RMU, all merchandise must be displayed only on the kiosk, cart or RMU and not on the floor or adjacent to the kiosk, cart or RMU. Licensor reserves the right to require Licensee to re-design its merchandise area upon twenty-four hour (24) advance notice at Licensee's sole cost and expense in the event the Assigned Location is a cart or RMU, and upon five (5) days advance notice at Licensee's sole cost and expense if the Assigned Location is an in-line space. Neither Licensor nor managing agent shall be responsible for loss of, damage to, and/or theft of Licensee's property. If the Licensee shall fail to operate its business during the required hours then Licensor reserves the right, after providing the applicable notice and cure period pursuant to Section 13, to remove Licensee and Licensee's property from the licensed area and store said property. Licensor shall not be responsible for loss or damage to, and/or theft of Licensee's property during or subsequent to such removal from licensed area. The outside areas around and immediately adjoining the Assigned Location shall be kept clear at all times by Licensee, and Licensee shall not place or permit any obstructions, garbage, refuse, merchandise or displays in such areas. All loading and unloading of goods shall be done only at such times, in the areas and through the entrances designated for that purpose by Licensor. All garbage and refuse shall be kept in the kind of container specified by Licensor, and shall be placed and prepared for collection in the manner and at the times and places specified by Licensor. No loudspeakers, televisions, phonographs, radios, flashing lights or other devices shall be used unless specifically approved by Licensor,

which approval may be withdrawn in the sole and absolute discretion of Licensor upon personal delivery of written notice to Licensee or Licensee's employees or agents at the Assigned Location. There shall be no auction, fire, bankruptcy or selling-out sale by Licensee. Licensee shall not carry on any trade or occupation or operate any instrument or equipment, which emits any odor or causes any noise discernible to mall tenants, invitees of the Shopping Center or other Licensees. Licensee shall not distribute any handbills or other advertising matter in the Shopping Center or on automobiles parked in the parking areas of the Shopping Center. Licensee and Licensee's employees shall not park their cars in those portions of the parking area designated for customer parking by Licensor. If Licensee or Licensee's employees park in portions of the parking area designated for customer parking, Licensor may, in addition to its other remedies, have the car removed at Licensee's expense. Licensee and Licensee's employees and agents shall maintain a neat and appropriate appearance and dress whenever conducting Business in the Shopping Center. Licensee and Licensee's employees and agents shall not wear jeans, t-shirts or flip-flops while conducting Business in the ShoppingCenter.

25.24. This License Agreement shall expire without further notice at the expiration of its specified term. Any holding over by Licensee after expiration of the Term hereof shall not constitute a renewal or extension of the License Agreement or give Licensee any rights in or to the Assigned Location except as expressly provided in this License Agreement. Any holding over after such expiration with the express written consent of Licensor shall be construed to be a license from day to day on the same terms and conditions herein specified in so far as applicable except that Minimum License Fee shall be increased to an amount equal to the Minimum License Fee payable during each day of the last full calendar month of the term hereof. Any holding over without the Licensor's written consent (including any such hold over where the Licensee claims that the Licensor has given oral consent, has consented by conduct, has waived its right to withhold consent, or is estopped from withholding consent) shall constitute only a license at sufferance, terminable by Licensor immediately on delivery of written notice, and during such unconsented holdover, Licensee shall be obligated to pay Licensor daily damages equal to one fifteenth (1/15th) of the Minimum License Fee payable during the last full calendar month of the Lease Term. Licensee shall at the expiration or revocation of this License remove its goods and effects, repair damage caused by such removal and peaceably yield up the Assigned Location clean and in good order, repair and condition, and Licensee shall be responsible for repairing any damage caused during Licensee's occupancy of the Assigned Location. Personal property of Licensee not removed within 48 hours shall become property of Licensor, at Licensor's option.

26.25. Licensee shall not harm the Shopping Center or any part thereof, commit waste, create nuisance, make any use of the Shopping Center which is offensive in Licensor's sole opinion, nor do any act which would, in Licensor's sole opinion, tend to injure the reputation of the Shopping Center. Licensee shall not make alterations or additions, nor permit the making of holes in the Shopping Center's walls, partitions, ceilings or floors, nor permit the painting or placing of exterior signs, placards or other advertising media, banners, pennants, awnings, aerials, antennas, or the like in or about the Shopping Center, without the prior written consent of Licensor. Licensee shall comply with all laws, ordinances, orders and regulations affecting the Business and this License.

27.26. Licensee has inspected the Assigned Location, and accepts it "as is" with no representation or warranty by Licensor regarding the condition of the Assigned Location or its suitability for Licensee's Business. Licensor has no obligation to repair any part of the Assigned Location unless the obligation is set forth in this License.

28.27. Licensee shall operate the Business and remain open to the public at all times designated by Licensor. Should Licensee fail to keep open the Assigned Location and operate the Business at such hours and on such days and evenings as may be determined from time to time by Licensor, then in addition to and not in lieu of Licensor's other rights and remedies, Licensor shall give written notice to Licensee of the first default here under, and there after, Licensee shall pay Licensor as additional rent, FIFTY and NO/100 DOLLARS ($50.00) per hour or fraction thereof as the case may be, as liquidated damages during the period of violation. Licensee shall operate the Business in a first class manner and shall operate the Business continuously and uninterruptedly while this License is in effect.

29.28. Licensee shall not cause any hazardous material to be brought upon, stored, kept, used or discharged on or about any part of the Shopping Center.

30.29. Licensor may enter and/or inspect the Assigned Location at any time.

31.30. Licensee shall maintain, at its sole cost and expense, the Assigned Location in good condition and make all necessary replacements and repairs to the Assigned Location. In addition to all other remedies of Licensor, if Licensee does not complete its obligations to repair and maintain the Assigned Location or Licensor, in the exercise of its sole discretion, determines that repair or replacement of any portion of the Assigned Location or the Shopping Center is necessary by reason of any act, omission or negligence of Licensee, its agents, employees, guests or customers, then in any such event, Licensor may make, but shall not be obligated to make, such repairs without liability to Licensee for any loss or damage that may accrue to Licensee, its merchandise, fixtures, or other property or to Licensee's business by reason of such repair. Upon completion of any such repair, Licensee shall pay upon demand, as an additional License Fee, Licensor's costs for making the repairs together with Licensor's administrative costs related thereto, which amount shall equal 1.5 times the total cost of the repair.

32.31. Licensee agrees not to suffer any mechanic's lien to be filed against the Shopping Center by reason of any work, labor, services, or materials performed at or furnished to the Assigned Location, to Licensee, or to anyone claiming rights through or under Licensee. Nothing in this License shall be construed as a consent on the part of Licensor or subject Licensor's estate in the Shopping Center to any lien of liability under the lien laws of the state in which the Shopping Center is located.

33.32. The failure of Licensor to insist upon strict performance by Licensee of any of the conditions, provisions, rules and regulations, and agreements in this License, or to exercise any option, shall not be deemed a waiver of any of Licensor's rights or remedies, and shall not be deemed a waiver.

34.33. Licensee represents and warrants that it shall keep the provisions of this License confidential and shall not disclose the provisions to a third party. Licensee acknowledges that any breach of this Paragraph by Licensee shall cause Licensor irreparable harm and shall be a default of this License without notice or opportunity to cure, and Licensor shall have the right to pursue any and all remedies available to Licensor under this License, in equity or at law. The terms and provisions contained in this Paragraph shall survive the termination of this License.

35.34. Licensor shall cause or has caused the necessary facilities to make available a standard phone and telecommunications system to the Assigned Location. Licensee agrees to only use and pay for such phone and telecommunications system provided by Licensor at the Assigned Location.

3635 Licensee agrees that any high speed communications equipment used to demonstrate Licensee's goods and services ("Connectivity Equipment") shall only be utilized by Licensee's internal operations within the Assigned Location, that Licensee shall not permit any other party to utilize the Connectivity Equipment nor shall Licensee lease the Connectivity Equipment to any third party or otherwise receive a fee from any third party in connection with the Connectivity Equipment. Except solely for Licensee's own internal operations use within the Assigned Location, no radio or television aerials or other receivers and/or equipment, infrared transmitters/receivers, cabling, telecommunications systems (including but not limited to switching, relay, hub or booster systems) other than the Connectivity Equipment shall be erected or placed within the Assigned Location or on the roof or walls (interior or exterior) of the Assigned Location or the Shopping Center without the written consent of Licensor, which may be withheld in Licensor's sole discretion. If Licensor's consent is not received, anything erected or placed on the roof or elsewhere within the Shopping Center may be removed, without notice, and any damage to the walls or roof or elsewhere within the Shopping Center shall be the responsibility of Licensee.

3736 Licensee agrees to allow Licensor to email to Licensee, at the email address noted above, any services, resources or special information that Licensor may provide, or any of same services provided by outside providers who have offered such services to licensees or occupants of the Shopping Center. Additionally, by signing this License, Licensee agrees to give Licensor the right to use photos of the Licensee's Assigned Location and their business in marketing materials provided by Licensor to others.

Additional Comments

A. "Licensee shall build to, or remodel, in its reasonable discretion, as they case may be, the Licensor owned kiosk fixture to Licensee's most recent prototype model and in accordance with Licensee's approved plans, requiring Licensor design review and approval. Licensee shall maintain the Assigned Location/ kiosk to "like new" standards throughout the entire term in accordance with Paragraph 31 of this Agreement of the agreement, and any approved additions, or modifications to the Assigned Location shall become property of Licensor without further documentation kiosk are All such additions or modifications to the Assigned Location to shall remain at the Assigned Location with the unit and the mall at the end of the lease term."

~~B. "kick out" or "early termination" based on a sales threshold of $400,000 in gross sales, if the licensee fails to sell up to and over $400,000 in gross sales during the calendar period of 2/1/2022 – 1/31/2023, then licensee may serve a 60 day written notice to mall management of their intent to close. The licensee agrees then to pay one year (12 months) of future rent and charges on the period post 60 day written notice. If licensee fails to notify mall management by 3/31/2023 of their intent to exercise the sale kick out clause, then this become null and void and remaining term will stay in place.~~

BK

~~C. In the event that the licensee defaults, abandons, or terminates this agreement early, then licensee agrees to remove personal items from the kiosk and return possession of the kiosk fixture to the landlord within 30 days of default or recapture notice from the landlord.~~

One Time Termination

If Licensee's gross sales and revenues made from the Assigned Location fail to exceed **$400,000.00** in the 12 full consecutive month period from the date that Licensee first opens for business to the public through the last day of the 12th month following the date Licensee opens for business to the public **02/01/2023** ("Measurement Period"), then provided Licensee is not in default beyond any applicable notice and cure periods and has been open and operating during the entire Measurement Period, Licensee shall have the right to terminate this License Agreement upon 60 days advance written notice to Licensor given any time within 60 days following the end of the Measurement Period. Notwithstanding the above, if Licensee's gross sales and revenues made from the Assigned Location exceed $400,000.00 in any 12 full consecutive month period before or during the Measurement Period, this right shall become null and void. If Licensee exercises its right to terminate this License Agreement as provided above, and Licensee has been given a Construction Allowance, then Licensee shall pay Licensor a termination fee equal to Licensee Fees due for the 12 months following the date Licensee sends its notice of termination.

Formatted: Superscript

Reborn Coffee Roasters

Brookfield Properties

Galleria at Tyler

The parties have executed this License made the day and year first above written.

Licensee

Reborn Global Holdings Inc.

By: [signature] Date: 3/9/2021

Title: CEO / Jay Kim

Reborn Global Holdings Inc.

By: [signature] Date: 3/9/2021

Title: CEO Jay Kim

Licensor

TYLER MALL LIMITED PARTNERSHIP, a Delaware limited partnership

By: GGP-TYLER MALL L.L.C., a Delaware limited liability company, its general partner

By: James Fuson

Authorized Signatory

Carol Jacobs

Date of Fully Executed License Agreement: 18-Mar-2021

18-Mar-2021

If Licensee is a CORPORATION, an authorized officer must sign on behalf of the corporation and indicate the capacity in which he/she is signing. The License must be executed by the president or vice-president, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this License. Also, the appropriate corporate seal must be affixed.

Reborn Coffee Roasters

Brookfield Properties

Galleria at Tyler

INDIVIDUAL GUARANTY

IN CONSIDERATION OF and as a material inducement to **TYLER MALL LIMITED PARTNERSHIP**, a (the Licensor), executing the within license dated **02/04/2021** (which with all amendments is the License), with **Reborn Global Holdings** Inc., d/b/a **Reborn Coffee Roasters** (the Licensee), for location identified as **WK5520** in the **Galleria at Tyler** (the Shopping Center), and in further consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Licensor, the receipt and sufficiency of which is hereby acknowledged to the undersigned, **Jay Kim** , ***-**-5439, an individual whose residence is **580 N. Berry Street, Brea, California 92821** (Guarantor) does hereby unconditionally covenant and agree with Licensor, its successors and assigns, that if default shall at any time under the License be made by Licensee, their successors and assigns, in the payment of any monthly installment of rent, or additional rent, or in the performance of any of the terms, covenants and conditions of the License, and if the default shall not have been cured within the time specified in the License for curing the same, then Guarantor will well and truly pay on demand in each the monthly installment of rent and additional rent and cure such other default together with such costs and expenses (including without limitation any attorney fees) incurred by Licensor as a result of or arising out of the default for which Licensee, its successors and assigns are obligated to Licensor pursuant to the terms of the License.

THIS GUARANTY is an absolute and unconditional guaranty of payment and performance. It shall be enforceable against Guarantor, its successors and assigns without the necessity for any suit or proceedings by Licensor against Licensee, it successors and assigns, and without the necessity of any notice of non-payment, non-performance or non-observance or any notice of acceptance of this Guaranty or any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives. Guarantor agrees that the validity of this Guaranty and the obligations of Guarantor shall in no way be terminated, affected or impaired by reason of the assertion or the failure or delay to assert by Licensor against Licensee, or Licensee's successors and assigns, any of the rights or remedies reserved to Licensor pursuant to the provisions of this License. The single or partial exercise of any right, power or privilege under this Guaranty shall not preclude any other or the further exercise thereof or the exercise of any other right, power or privilege by Licensor. Should Licensor be obligated by any bankruptcy or other law to repay to Licensee or to Guarantor or to any trustee, receiver or other representative or either of them, any amounts previously paid to Licensor, its successors and assigns, this Guaranty shall be reinstated in the amount of such repayments.

THIS GUARANTY shall not be affected and the liability of the undersigned shall not be extinguished or diminished by any non-liability of Licensee under the License for any reason, including any defect or defense which may now or hereafter exist in favor of Licensee; or by any extensions, renewals, amendments, indulgences, modifications, transfers, or assignments in whole or in part of the License by Licensor, whether or not notice thereof is given to Guarantor. This Guaranty is of payment and not of collection; it is one of active performance and not one of suretyship for damages or otherwise. The liability of Guarantor is coextensive with that of Licensee and also joint and several.

LICENSOR'S ACCEPTANCE of a note or additional collateral of Licensee or of Guarantor shall not be the full cash payment or the active and primary performance required herein. This Guaranty is given in addition to all other guaranties that may pertain to Licensee's indebtedness, and is not subordinate to any other guaranties. Licensor's rights under all guaranties, including this Guaranty, shall be cumulative and independently enforceable. It shall not be a condition of the enforcement of this Guaranty that any other guaranties be resorted to by Licensor.

GUARANTOR REPRESENTS and warrants that:

(a) It is not insolvent, and there are no limitations or prohibitions to the enforcement of this Guaranty; and

(b) It is immediately benefited by the indebtedness.

AS A FURTHER inducement to Licensor to make and enter into the license and in consideration thereof, Licensor and Guarantor covenant and agree that in any action or proceeding brought on, under or by virtue of this Guaranty, Licensor and Guarantor shall and do hereby waive trial by jury. Without regard to principles of conflicts by laws, the validity, interpretation, performance and enforcement of this Guaranty shall be governed by and construed in accordance with the internal laws of the state in which the Shopping Center is located.

IF ANY PORTION or application of this Guaranty is invalid, unenforceable or illegal for any reason, the parties agree that such invalid, unenforceable or illegal portion or application shall not be deemed to affect the remainder or this Guaranty.

IN WITNESS WHEREOF, Guarantor acting herein in its own personal and individual capacity has executed this Guaranty this 9th day of March '21 [signature]

WITNESS:

Brad Kross BK
Name (can be a Mall Employee)

1299 Galleria at Tyler
Riverside, CA 92503
Address (can be a Mall Address)

GUARANTOR:

Jay Kim
Guarantor

PROJECT ID: 50697345